SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 24, 2006

(Date of earliest event reported)

NAVTECH, INC.

(Exact name of Registrant as specified in charter)

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices	I.R.S. employer
Number	and Telephone Number	Identification Number

0-15362	NAVTECH, INC. (Delaware)	11-2883366
2340 Garden Road, Suite 102,
Monterey, California 93940
(519) 747-9883

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 24, 2006, Navtech, Inc. (the “Company”) entered into a stock purchase agreement to repurchase 620,690 shares of its common stock for $1,800,001.00 (or $2.90 per share) in a private sale transaction with John D. Bethanis (“Bethanis”).  The repurchase represents 12.7% of the Company’s currently outstanding shares of common stock.  The transaction is subject to the delivery of the shares from Bethanis to the Company and is expected to close as soon a practicable, but in no event later than April 18, 2006.  The Company’s Board of Directors approved the share repurchase at a meeting held on March 23, 2006, but the repurchase is not part of a larger stock repurchase program.  A copy of the press release announcing the repurchase is attached hereto as
Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a)            Financial statements of businesses acquired

Not applicable.

(b)            Pro forma financial information

Not applicable.

(c)            Exhibits

99.1—Press Release of Navtech, Inc. dated March 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTECH, INC.

Dated: March 28, 2006	/s/ David Strucke
David Strucke
President and Chief Executive Officer